                                   FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                              ____________________

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         AMERICAN FREIGHTWAYS CORPORATION
             (Exact name of registrant as specified in its charter)


              Arkansas                            74-2391754
(State of incorporation or organization)       (I.R.S. Employer
                                              Identification No.)

 2200 Forward Drive, Harrison, Arkansas             72601
(Address of principal executive offices)          (Zip Code)


If this form relates to the               If this form relates to the
registration of a class of debt           registration of a class of debt
securities and is effective upon filing   securities and is to become
pursuant to the General Instruction       effective simultaneously with the
A(c)(1) please check the following box.   effectiveness of a concurrent
                                          registration statement under the
                                          Securities Act of 1933 pursuant to
                                          General Instruction A(c)(2) please
                                          check  the following box.

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class           Name of each exchange on which
     to be so registered           each class is to be registered
     -------------------           ------------------------------

           NONE                                  N/A

Securities to be registered pursuant to Section 12(g) of the Act:

         Rights to purchase common stock, $.01 par value
-----------------------------------------------------------------
                       (Title of Class)



Item 1.   Description of Registrant's Securities to be Registered
-------   -------------------------------------------------------

          RIGHTS TO PURCHASE COMMON STOCK, $.01 PAR VALUE


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Item 2.   Exhibits
-------   --------

          1.   Rights Agreement

          2.   Form of Right Certificate (Exhibit A to the Rights
               Agreement filed as Exhibit 1 hereto).

          3. Summary of Rights to Purchase Common Shares (Exhibit B to the Rights Agreement filed as Exhibit 1 hereto).




                                   SIGNATURES
                                   ----------

           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                             AMERICAN FREIGHTWAYS CORPORATION


                             By:/s/Frank Conner
                                ----------------------------
                                Frank Conner
                                ----------------------------
                                Executive Vice President-
                                Accounting and Finance and
                                Chief Financial Officer


Dated:  September 9, 1998